SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                     FORM 8A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           PROVIDENT CAPITAL TRUST III
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                             31-6622037
-------------------------------                       --------------------------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)



One East Fourth Street, Cincinnati, Ohio                           45202
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)

If this form relates to the                   If this form relates to the
registration of a class of                    registration of a class of
securities pursuant to Section                securities pursuant to Section
12(b) of the  Exchange  Act and               12(g)of the Exchange Act
is effective upon filing pursuant             and is effective pursuant to
to General Instruction A.(c),                 General Instruction A.(d),
please check the following box. [X]           please check the following box.[_]


Securities Act  registration  statement file numbers to which this form relates:
333-93603

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                        Name of Each Exchange on Which
      to Be So Registered                        Each Class Is to Be Registered
----------------------------------               -------------------------------
10-1/4% Trust Preferred Securities                   New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:    None

Item 1.       Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the 10-1/4% Trust Preferred Securities, liquidation amount of $25 per security (the "Capital Securities"), of Provident Capital Trust III (the "Registrant"), as fully and unconditionally guaranteed by Provident Financial Group, Inc. ("Provident"). The description of the Capital Securities to be registered hereunder is set forth under the caption "Certain Terms of the Capital Securities" in the Prospectus Supplement dated November 6, 2000, supplementing the Prospectus dated February 4, 2000 (the "Prospectus Supplement"), of the Registrant and Provident, which constitutes a part of the Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-93603) of the Registrant, Provident Capital Trust IV and Provident. The Registration Statement was initially filed with the Securities and Exchange Commission (the "Commission") on December 23, 1999. The Prospectus Supplement which was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is deemed to be incorporated herein by reference.

Item 2.       Exhibits

      Exhibit No.                           Description
----------------------  ----------------------------------------------------
Exhibit 1* Underwriting Agreement (incorporated by reference to Provident's Form 8-K filing on November 8, 2000).

Exhibit 4(a)* Form of Indenture relating to the Junior Subordinated Debentures to be entered by and between Provident Financial Group, Inc. and The Chase Manhattan Bank, as Indenture Trustee (incorporated by reference to Exhibit No. 4.15 to Registration Statement No. 333-93603).

Exhibit 4(b)* Form of Guarantee Agreement to be entered by and between Provident Financial Group, Inc., as Guarantor, and The Chase Manhattan Bank, as Guarantor Trustee, for the benefit of the holders of Preferred Securities (incorporated by reference to Exhibit No. 4(b) to Registration Statement No. 333-80231).

Exhibit 4(c)*           Form of Junior Subordinated Debenture (included in
                        Exhibit 4(a)).

Exhibit 4(d)* Certificate of Trust of Provident Capital Trust III (incorporated by reference to Exhibit No. 4(e) to Registration Statement No. 333-80231).

Exhibit 4(f)* Declaration of Trust of Provident Capital Trust III (incorporated by reference to Exhibit No. 4(g) to Registration Statement No. 333-80231).

Exhibit 4(h)* Form of Amended and Restated Declaration of Trust (including the forms of Preferred Securities and Common Securities to be issued thereunder) (incorporated by reference to Exhibit No. 4.21 to Registration Statement No. 333-93603).

Exhibit 5(a)* Opinion of Richards, Layton & Finger, P.A. as to the validity of the Preferred Securities of Provident Capital Trust III (incorporated by reference to Exhibit No. 5.2 to Registration Statement No. 333-93603).

Exhibit 5(b)*           Opinion of Keating, Muething & Klekamp, P.L.L.
                        regarding the validity of the Guarantee and the Junior Subordinated Debentures (incorporated by reference to Exhibit No. 5.1 to Registration Statement No. 333-93603)

Exhibit 8(a)* Opinion of Keating, Muething & Klekamp, P.L.L. regarding certain tax matters of Provident Financial Group, Inc. and Provident Capital Trust III (incorporated by reference to Provident's Form 8-K filing on November 8,
                        2000).

Exhibit 12(a)* Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit No. 12.1 to Registration Statement No. 333-93603).

Exhibit 12(b)* Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends (incorporated by reference to Exhibit No. 12.2 to Registration Statement No. 333-93603).

Exhibit 23(a)*          Consent of Richards, Layton & Finger, P.A. (included in
                        Exhibit 5(a) hereto).

Exhibit 23(b)*          Consents of Keating, Muething & Klekamp, P.L.L.
                        (included in Exhibits 5(b) and 8(a) hereto).

Exhibit 23(c)* Consent of Ernst & Young LLP (incorporated by reference to Exhibit 23.1 to Registration Statement No. 333-93603)

Exhibit 24(a) Powers of Attorney (included on the signature page of this Registration Statement).

Exhibit 25(a)* Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended ("Form T-1"), of The Chase Manhattan Bank to act as trustee with respect to the Junior Subordinated Debentures of Provident Financial Group, Inc. (incorporated by reference to Exhibit No. 25.9 to Registration Statement No. 333-93603)

Exhibit 25(b)* Form T-1 of The Chase Manhattan Bank, as trustee, with respect to the Preferred Securities of Provident Capital Trust III (incorporated by reference to Exhibit No.
                        25.4 to Registration Statement No. 333-93603).

Exhibit 25(d)* Form T-1 of The Chase Manhattan Bank to act as trustee with respect to the Guarantees of Provident Financial Group, Inc. with respect to Provident Capital Trust III (incorporated by reference to Exhibit No. 25.7 to Registration Statement No. 333-93603).

*  Incorporated  by reference as indicated in the text above.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

     The persons whose names appear with an asterisk (*) below hereby designate Mark E. Magee or Christopher J. Carey, or either of them, as attorney-in-fact to sign all amendments to this registration statement.


                                             PROVIDENT CAPITAL TRUST III



                                             *BY:   /s/Christopher J. Carey
                                                  ______________________________
                                                  Name:   Christopher J. Carey
                                                  Title:  Regular Trustee

                                             *BY:   /s/Mark E. Magee
                                                  ______________________________
                                                  Name:   Mark E. Magee
                                                  Title:  Regular Trustee


                                             *BY:   /s/Tayfun Tuzun
                                                  ______________________________
                                                  Name:   Tayfun Tuzun
                                                  Title:  Regular Trustee



Dated: November 13, 2000